IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                     IN AND FOR NEW CASTLE COUNTY

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IN RE FIRST INTERSTATE BANCORP   |          CONSOLIDATED
BANCORP SHAREHOLDER LITIGATION   |          C.A. No. 14623
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                                ANSWER

            Defendants First Interstate Bancorp ("First
Interstate"), John E. Bryson, Edward M. Carson, Jewel
Plummer Cobb, Ralph P. Davidson, Myron du Bain, Don C.
Frisbee, George M. Keller, Thomas L. Lee, William F.
Miller, William S. Randall, Steven B. Sample, Forrest N.
Shumway, William E.G. Siart, Richard J. Stegemeier, and
Daniel M. Tellep (collectively, the "Defendants"), by their counsel, respond to the Amended Class Action Com-plaint (the "Amended Complaint") dated October 25, 1995 as follows.
            1. The Defendants are without knowledge or information sufficient to form a belief as to the truth of the allegations contained in paragraph 1 of the Amended Complaint.
            2.  Admitted.
            3.  The Defendants admit that Mr. Siart is Chief
Executive Officer and a director of First Interstate; and that Messrs. Bryson, Carson, Davidson, Du Bain, Frisbee,
Keller, Lee, Randall, Shumway, Stegemeier and Tellep and







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Drs. Cobb, Miller and Sample are members of the Board of
Directors of First Interstate. The balance of the allegations contained in paragraph 3 of the Amended
Complaint is denied.
            4. Paragraph 4 of the Amended Complaint states conclusions of law as to which no responsive pleading is required.
            5. The Defendants admit that the plaintiffs purport to bring this action on their own behalf and purport to bring the action on behalf of all public stockholders of First Interstate, and their successors in interest, excluding the Defendants and any person, firm, trust, corporation, or other entity related to or affiliated with any of the Defendants. The balance of the allegations contained in paragraph 5 of the Amended Complaint is denied.
            6. Paragraph 6 of the Amended Complaint states conclusions of law as to which no responsive pleading is required.
            7. The Defendants admit that there are approximately 25,000 stockholders of record of First Interstate. The balance of the allegations contained in paragraph 7 of the Amended Complaint states conclusions of law as to which no responsive pleading is required.


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            8.  Paragraph 8 of the Amended Complaint states
of law as to which responsive pleading is required.
            9. The Defendants admit that plaintiffs' counsel are experienced and competent. The balance of the allegations contained in paragraph 9 of the Amended Complaint states conclusions of law as to which no responsive pleading is required.
            10.  Paragraph 10 of the Amended Complaint
states conclusions of law as to which no responsive pleading is required.
            11.  Denied.
            12.  Admitted.
            13. The Defendants are without knowledge or information sufficient to form a belief as to the truth of the allegations contained in the first sentence of paragraph 13 of the Amended Complaint. The Defendants admit that Wells Fargo proposed discussions regarding a combination with First Interstate in the spring of 1994, which did not result in the commencement of any negotiations on the part of First Interstate and Wells Fargo; and that Paul Hazen, Chairman of Wells Fargo has contacted Mr. Siart in the last few weeks regarding a possible transaction involving the two companies. The balance of the allegations contained in paragraph 13 of the Amended Complaint is denied.


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            14. The Defendants admit that on or about October 18, 1995, Wells
Fargo issued a press release (the "Wells Fargo Press Release"), and respectfully refer the Court to the Wells Fargo Press Release for an accurate and complete description of its contents.
            15. The Defendants are without knowledge or information sufficient to form a belief as to the truth of the allegations contained in paragraph 15 of the Amended Complaint.
            16. The Defendants admit that the closing price of shares of First Interstate common stock on the New York Stock Exchange on October 17, 1995 was $105 1/4 per share; that the closing price of shares of First Interstate common stock on the New York Stock Exchange on October 18, 1995 was $140 1/4 per share; that the closing price of shares of Wells Fargo common stock on the New York Stock Exchange on October 17, 1995 was $207 per share; and that the closing price of shares of Wells Fargo common stock on the New York Stock Exchange on October 18, 1995 was $229 per share. The balance of the allegations contained in paragraph 16 of the Amended Complaint is denied.
            17. With regard to the allegations contained in the second sentence of paragraph 17 of the Amended Complaint, the Defendants admit that on or about October 18, 1995, First Interstate issued a press release (the


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"First Interstate Press Release"), and respectfully refer the Court to the
First Interstate Press Release for an accurate and complete description of its contents. The balance of the allegations contained in paragraph 17 of the Amended Complaint is denied.
            18. The Defendants admit that First Interstate has a shareholder rights plan and that certain provisions of the plan are contingent upon the acquisition of 20% or more of First Interstate's common stock by a person or group. The balance of the allegations contained in paragraph 18 of the Amended Complaint is denied.
            19.  Paragraph 19 of the Amended complaint
states conclusions of law as to which no responsive pleading is required.
            20.  Paragraph 20 of the Amended complaint
states conclusions of law as to which no responsive pleading is required.
            21.  Denied.
            22.  Denied.
            23.  Denied.
            24.  Denied.
            25.  Denied.
            26.  Denied.


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                       FIRST AFFIRMATIVE DEFENSE

            Pursuant to 8 Del. C. ss. 102(b) (7), certain of the claims herein are barred by Article XIV of the Composite Certificate of Incorporation of First Interstate.

                      SECOND AFFIRMATIVE DEFENSE

            The Amended Complaint fails to state a claim upon which relief may be granted.
            Therefore, the Defendants respectfully request that the Court enter judgment against the plaintiffs dismissing the Amended Complaint, awarding the defendants their cost and attorneys' fees, and awarding such other and further relief as is lust and appropriate.



                                      ------------------------------------
                                      Steve J. Rothschild
                                      Karen L. Valihura
                                      Robert S. Saunders
                                      SKADDEN, ARPS, SLATE,
                                        MEAGHER & FLOM
                                      P.O. Box 636
                                      Wilmington, Delaware 19899
                                      (302) 651-3000
                                      Attorneys for Defendants

DATED:  November 1, 1995


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                        CERTIFICATE OF SERVICE

            I, Robert S. Saunders, do hereby certify that I caused to be served two copies of the foregoing Answer upon the following counsel this 1st day of November, 1995 by hand delivery:

                              ---------------------------------
                              Pamela S. Tikellis
                              Chimicles, Jacobsen &
                                Tikellis
                              One Rodney Square
                              P.O. Box 1035
                              Wilmington, Delaware  19899

                              Joseph A. Rosenthal
                              Rosenthal, Monhait, Gross
                                & Goddess, P.A.
                              First Federal Plaza
                              Suite 214
                              P.O. Box 1070
                              Wilmington, Delaware  19899


                              ---------------------------------
                              Robert S. Saunders



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